UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

UAL CORPORATION

UNITED AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-11355	36-2675206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 W. Wacker Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

(312) 997-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 2, 2009, United Air Lines, Inc. (“United”) issued and sold $175,000,000 aggregate principal amount at maturity of 12.75% senior secured notes due 2012 (the “Notes”). The Notes are offered pursuant to the Prospectus Supplement, dated June 26, 2009 (the “Prospectus Supplement”), to the Prospectus, dated December 1, 2008 (the “Prospectus”), which forms a part of an automatic shelf registration statement on Form S-3 ASR (Registration No. 333-155794) (the “Registration Statement”) of UAL Corporation (the “Company”) and United, filed with the Securities and Exchange Commission on December 1, 2008.

The Company and United entered into an underwriting agreement, dated as of June 26, 2009 (the “Underwriting Agreement”), with Goldman, Sachs & Co. and Citigroup Global Markets Inc. (collectively, the “Underwriters”), in connection with the issuance and sale of the Notes. Delivery of the Notes was made under the Underwriting Agreement on July 2, 2009.

The Underwriters or their affiliates have from time to time provided and/or may in the future provide investment banking, commercial banking and financial advisory services to the Company, for which they have received or will receive customary compensation.

The Notes are being offered at a discount from their principal amount at maturity. The Notes will mature on July 15, 2012. The interest on the outstanding principal amount of the Notes is payable quarterly on January 15, April 15, July 15 and October 15 of each year, beginning October 15, 2009. The Notes will initially be secured by a lien on all aircraft spare parts owned by United that are located in the United States (subject to certain exceptions) (the “Collateral”) and may later also be secured by other collateral owned by United. The Notes will rank junior in right of payment to United’s debt secured by assets other than the Collateral to the extent of the value of such assets and will be structurally subordinated to all existing and future liabilities of United’s subsidiaries. United may redeem the Notes in whole or in part at any time and the Notes are subject to mandatory redemption in certain circumstances. The payment obligations of United under the Notes are fully and unconditionally guaranteed by the Company.

The Notes are issued under an indenture, dated as of July 2, 2009 (the “Indenture”), between United and Wells Fargo Bank Northwest, N.A., as trustee and collateral agent (the “Collateral Agent”). Under the Indenture, United is required to maintain certain Collateral ratio requirements or if a Collateral ratio requirement is not met, United is required to provide additional collateral or to redeem some or all of the Notes within 45 days. Three Mortgage and Security Agreements (each a “Mortgage”), each between United and the Collateral Agent, dated as of July 2, 2009, set forth the terms of the first priority security interest in the Collateral, one Mortgage covering Section 1110 eligible Collateral, one Mortgage covering Collateral not eligible for Section 1110 protection and one Mortgage covering other collateral owned by United that may later be used as security.

The foregoing description of the Underwriting Agreement, the Indenture and the Mortgages is qualified in its entirety by reference to these agreements and instruments, copies of which are filed herewith as exhibits, and are incorporated by reference herein. For a more detailed description of the agreements and instruments entered into by United and the Company with respect to the Notes, see the disclosure under the captions “Description of the Notes” and “Underwriting” contained in the Prospectus Supplement.

Item 2.03.	Creation of Direct Financial Obligation.

See Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 4.8, Exhibit 4.15, Exhibit 4.16, Exhibit 4.17 and Exhibit 4.18 supersede such Exhibits filed on June 26, 2009 on our Current Report on Form 8-K. Exhibit 1.3, Exhibit 4.8, Exhibit 4.15, Exhibit 4.16, Exhibit 4.17, Exhibit 4.18 and Exhibit 4.19 are incorporated by reference into the Registration Statement on Form S-3ASR (333-155794) of UAL Corporation and United Air Lines, Inc. as exhibits thereto and are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
1.3	Underwriting Agreement, dated 26, 2009, among Goldman, Sachs & Co. and Citigroup Global Markets Inc., United Air Lines, Inc. and UAL Corporation.

4.8	Guarantee, dated as of July 2, 2009 from UAL Corporation.

4.15	Indenture, dated as of July 2, 2009, among United Air Lines, Inc., as issuer, Wells Fargo Bank Northwest, N.A. as Trustee and Wells Fargo Bank Northwest, N.A. as Collateral Agent.

4.16	A Mortgage and Security Agreement, dated as of July 2, 2009, between United Air Lines, Inc., and Wells Fargo Bank Northwest, N.A., the Collateral Agent.

4.17	B Mortgage and Security Agreement, dated as of July 2, 2009, between United Air Lines, Inc., and Wells Fargo Bank Northwest, N.A., the Collateral Agent.

4.18	C Mortgage and Security Agreement, dated as of July 2, 2009, between United Air Lines, Inc., and Wells Fargo Bank Northwest, N.A., the Collateral Agent.

4.19	Form of Note representing all 12.75% Senior Secured Notes due 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION UNITED AIR LINES, INC.

By:	/s/ Kathryn A. Mikells
Name:	Kathryn A. Mikells
Title:	Senior Vice President and
Chief Financial Officer

Date: July 2, 2009

EXHIBIT INDEX

Exhibit No.	Description
1.3*	Underwriting Agreement, dated 26, 2009, among Goldman, Sachs & Co. and Citigroup Global Markets Inc., United Air Lines, Inc. and UAL Corporation.

4.8*	Guarantee, dated as of July 2, 2009 from UAL Corporation.

4.15*	Indenture, dated as of July 2, 2009, among United Air Lines, Inc., as issuer, Wells Fargo Bank Northwest, N.A. as Trustee and Wells Fargo Bank Northwest, N.A. as Collateral Agent.

4.16*	A Mortgage and Security Agreement, dated as of July 2, 2009, between United Air Lines, Inc., and Wells Fargo Bank Northwest, N.A., the Collateral Agent.

4.17*	B Mortgage and Security Agreement, dated as of July 2, 2009, between United Air Lines, Inc., and Wells Fargo Bank Northwest, N.A., the Collateral Agent.

4.18*	C Mortgage and Security Agreement, dated as of July 2, 2009, between United Air Lines, Inc., and Wells Fargo Bank Northwest, N.A., the Collateral Agent.

4.19*	Form of Note representing all 12.75% Senior Secured Notes due 2012.

*	Filed herewith electronically

5